EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION INTRODUCTION

On June 3, 2014, Energy XXI (Bermuda) Limited, an exempted company under the laws of Bermuda (“EXXI”), Energy XXI Gulf Coast, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Energy XXI (“EGC”), Clyde Merger Sub, Inc., a wholly owned subsidiary of EGC (“Merger Sub”), and EPL Oil & Gas, Inc., a Delaware corporation (“EPL”), completed the transactions contemplated by the Agreement and Plan of Merger, dated as of March 12, 2014 (as amended, the “Merger Agreement”). Upon the terms and conditions set forth in the Merger Agreement, Merger Sub was merged with and into EPL, with EPL continuing as the surviving corporation and as a wholly owned subsidiary of EGC (the “EPL Acquisition”). Pursuant to the Merger Agreement, at the effective time of the EPL Acquisition (the “Effective Time”), each share of EPL common stock, par value $0.001 per share issued and outstanding (“EPL common stock”), was converted into the right to receive, at the election of the holder, but subject to proration with respect to the stock and cash portion so that approximately 65% of the aggregate merger consideration was paid in cash and approximately 35% in common shares of EXXI, par value $0.005 per share (“EXXI Common Stock”): (i) (x) 0.584 of a share of EXXI Common Stock and (y) $25.35 in cash without interest; (ii) $39.00 in cash without interest; or (iii) 1.669 shares of EXXI Common Stock (collectively, the “merger consideration”). We funded the cash portion of the merger consideration and transaction expenses with a portion of the proceeds from the issuance of $650 million of EGC’s 6.875% Senior Notes due 2024 (the “6.875% Senior Notes”), cash on hand and borrowings under EPL’s revolving credit facility.

The unaudited pro forma condensed combined balance sheet at March 31, 2014 is based on our unaudited condensed consolidated balance sheet as of March 31, 2014 and the unaudited condensed consolidated balance sheet of EPL as of March 31, 2014, adjusted to reflect the following items as though they had occurred on March 31, 2014: (i) the issuance of the 6.875% Senior Notes and the use of proceeds therefrom, (ii) our acquisition of all outstanding EPL common stock in exchange for the merger consideration, (iii) use of cash on hand and $258 million of additional borrowings under EGC’s revolving credit facility to fund the remaining portion of the cash consideration and transaction expenses for the EPL Acquisition and (iv) our refinancing of the EPL revolving credit facility in connection with the EPL Acquisition.

The unaudited pro forma condensed combined statements of operations for the nine months ended March 31, 2014 and the year ended June 30, 2013 are based on the historical financial information of EXXI and EPL, recast to match the accounting periods to those of EXXI as discussed below, and to give effect to the transactions described below as if they occurred on July 1, 2012.

The EPL historical information included in the unaudited pro forma condensed combined statement of operations for the twelve months ended June 30, 2013 was derived by adding EPL’s audited consolidated statement of operations for the twelve months ended December 31, 2012 to its unaudited condensed consolidated statement of operations for the six months ended June 30, 2013, and then subtracting its unaudited condensed consolidated statement of operations for the six months ended June 30, 2012.

The EPL historical information included in the unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2014 was derived by adding EPL’s unaudited consolidated statement of operations for the three months ended March 31, 2014 and audited statement of operations for the twelve months ended December 31, 2013 and then subtracting its unaudited condensed consolidated statement of operations for the six months ended June 30, 2013.

The unaudited pro forma condensed combined statements of operations for the year ended June 30, 2013 and the nine months ended March 31, 2014 have been adjusted to reflect the following items as though they had occurred on July 1, 2012: (i) the issuance of the 6.875% Senior Notes and the use of proceeds therefrom, (ii) our acquisition of all outstanding EPL common stock, (iii) use of cash on hand and $258 million of additional borrowings under EGC’s revolving credit facility to fund the remaining portion of the cash consideration and transaction expenses for the EPL Acquisition, (iv) our refinancing of the EPL revolving credit facility in connection with the EPL Acquisition and (v) certain acquisitions and dispositions completed by EPL subsequent to July 1, 2012 described in greater detail in Note 1 to the unaudited pro forma condensed combined statement of operations (collectively, the “Other EPL GOM Transactions”).

F-1

The pro forma financial statements have been prepared using the acquisition method of accounting for business combinations under GAAP, with EXXI treated as the acquirer. Under the acquisition method of accounting, we record all assets acquired and liabilities assumed at their respective acquisition-date fair values at the effective time of closing. The acquisition method of accounting is dependent upon certain valuations and other studies that have not been finalized. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing pro forma financial statements, and are subject to revision based on a final determination of fair value. Differences between these preliminary estimates and the final acquisition accounting may have a material impact on the accompanying pro forma financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not intended to represent or be indicative of the results of operations or financial position of the combined company that would have been recorded had the merger or the Other EPL GOM Transactions been completed as of the dates presented and should not be taken as representative of future results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial statements do not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that the combined company may achieve with respect to the combined operations.

The unaudited pro forma condensed combined financial statements should be read in conjunction with our financial statements and related notes included in our Current Reports on Form 8-K filed on August 27, 2013 and May 8, 2014 and EPL’s historical consolidated financial statements and accompanying notes contained in EPL’s Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014.

F-2

Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2014
(Unaudited)
(in thousands)

The unaudited pro forma condensed combined balance sheet at March 31, 2014 is based on EXXI’s unaudited condensed consolidated balance sheet as of March 31, 2014 and the unaudited condensed consolidated balance sheet of EPL as of March 31, 2014, adjusted to reflect the following items as though they had occurred on March 31, 2014: (i) the issuance of the 6.875% Senior Notes and the use of proceeds therefrom, (ii) our acquisition of all outstanding EPL common stock, (iii) use of cash on hand and $258 million of additional borrowings under EGC’s revolving credit facility to fund the remaining portion of the cash consideration and transaction expenses for the EPL Acquisition and (iv) our refinancing of the EPL revolving credit facility in connection with the EPL Acquisition.

			Pro Forma Adjustments
	EXXI Historical	EPL Historical	Acquisition Adjustments		Financing and Transaction Cost Adjustments		EXXI Pro Forma Combined
Assets
Current Assets
Cash and Equivalents	$303,702	$4,448	(1,012,216	)(1)	$907,777	(7)	$151,907
			(16,113	)(1)	(13,564	)(8)
			(18,448	)(1)	(3,679	)(9)
Restricted Cash	325	—					325
Accounts Receivable	143,308	87,484					230,792
Fair Value of Commodity Derivative Instruments	3,393	55					3,448
Deferred Income Taxes	—	7,852	16,283	(5)			24,135
Prepaid Expenses	24,204	4,979					29,183
Total Current Assets	474,932	$104,818	$(1,030,494)		$890,534		$439,790
Property and Equipment, net	3,642,676	1,911,489	1,004,890	(2)			6,559,055
Goodwill	—	—	334,167	(2)			334,167
Equity Investments.	17,344	—					17,344
Fair Value of Commodity Derivative Instruments	966	160					1,126
Debt Issuance Costs, net	45,198	9,513	(9,513	)(3)	13,564	(8)	58,762
Other Assets	—	7,456					7,456
Total Assets	$4,181,116	$2,033,436	$299,050		$904,098		$7,417,700

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts Payable	$207,111	$86,658					$293,769
Accrued Expenses	112,169	157,883					270,052
Asset Retirement Obligations	30,457	46,076	(2,188	)(4)			74,345
Fair Value of Commodity Derivative Instruments	2,593	26,177					28,770
Notes Payable	3,037	—					3,037
Current Portion of Long-Term Debt	10,896	—					10,896
Total Current Liabilities	$366,263	$316,794	$(2,188)		$—		$680,869
Long-Term Debt
Revolving Credit Facility	$167,000	$220,000			257,777	(7)	644,777
9.25% Senior Notes 2017	750,000						750,000
8.25% Senior Notes Due 2018		498,000	55,620	(3)			553,620
7.75% Senior Notes Due 2019	250,000						250,000
7.5% Senior Notes Due 2021	500,000						500,000
3.0% Senior Convertible Notes due 2018 Net of Original Issue Discount	341,006						341,006
New Senior Notes					650,000	(7)	650,000
Derivative Instrument Premium Financing	12,651						12,651
4.14% Promissory Note due 2017	4,877						4,877
Capital Lease Obligation	1,318						1,318
Less Current Maturities	(10,896)						(10,896)
Total Long-Term Debt	$2,015,956	$718,000	$55,620		$907,777		$3,697,353
Asset Retirement Obligations	264,029	223,180	54,119	(4)			541,328
Deferred Income Taxes	191,640	129,344	350,450	(5)			671,434
Fair Value of Commodity Derivative Instruments	2	1,326					1,328
Other Long-Term Liabilities	10,461	821					11,282
Total Liabilities	$2,848,351	$1,389,465	$458,001		$907,777		$5,603,594
Preferred Stock, par value	$1	$0					$1
Common Stock, par value	388	41	$117	(1)			505
			(41	)(6)
Additional Paid-in Capital	1,530,414	521,566	(521,566	)(6)			2,022,632
			492,218	(1)
Treasury Stock	(189,963)	(32,182)	32,182	(6)			(189,963)
Accum. Other Comprehensive (Loss)	(4,794)	—					(4,794)
Retained Earnings (Deficit)	(3,281)	154,546	(154,546	)(6)	(3,679	)(9)	(14,275)
			(7,315	)(1)
Total Stockholders’ Equity	$1,332,765	$643,971	$(158,951)		$(3,679)		$1,814,106
Total Liabilities and Stockholders’ Equity	$4,181,116	$2,033,436	$299,050		$904,098		$7,417,700

F-3

 ________________

(1)	Purchase Price and Other Transaction Expenses:

EXXI acquired EPL for, at the election of each individual holder of EPL common stock, but subject to proration with respect to the stock and cash portion so that approximately 65% of the aggregate merger consideration was paid in cash and approximately 35% in EXXI Common Stock: (i) (x) 0.584 of a share of EXXI Common Stock and (y) $25.35 in cash without interest; (ii) $39.00 in cash without interest; or (iii) 1.669 shares of EXXI Common Stock. Unexercised employee stock options with a fair value of $32.6 million were paid in cash. However, this cash payment was considered in the proration calculation so that the overall consideration, including the $32.6 million in options, was approximately 65% cash and approximately 35% EXXI Common Stock. The cash payment for employee stock options is included in the purchase price below. The purchase price reflects per-share consideration of 0.5595 shares of EXXI Common Stock and $25.92 in cash (in millions).

EXXI acquisition of EPL:
EXXI stock consideration(i)	$492
Cash consideration(ii)	1,012
Total purchase price:	$1,504

(i)	The value of EXXI’s common stock issued in the merger was as follows (in millions, except exchange ratio and closing share price):

Number of EPL shares acquired	39.930
Exchange ratio of EXXI Common Stock for each EPL share	0.584
Shares of EXXI Common Stock issued	23.321
Closing share price of EXXI Common Stock at June 3, 2014	$21.11
EXXI stock consideration	$492

(ii)	The cash consideration with respect to our acquisition of EPL was calculated as follows (in millions, except per share cash amount):

Number of EPL shares acquired	39.930
Per share cash amount	$25.35
EXXI cash consideration	$1,012

Also reflects $16.1 million in estimated executive and employee severance payments, $11.1 million of EPL’s share of transaction costs and $7.3 million of our share of transaction costs. Our share of transaction costs are expensed and have been charged to retained earnings in the unaudited pro forma condensed combined balance sheet. We are assuming the liabilities pertaining to EPL’s share of transaction costs; consequently, it impacts the purchase price allocation.

F-4

(2)	Acquisition Method Adjustments:

The pro forma financial statements have been prepared based on the acquisition method of accounting for business combinations. Under the acquisition method of accounting, the estimated purchase price (see Note 1) is allocated on a preliminary basis to the assets acquired and the liabilities assumed based on their estimated fair values. The acquisition method of accounting is dependent upon certain valuations and other studies that have not yet been finalized. Accordingly, the pro forma fair value adjustments are preliminary and have been made solely for the purpose of providing pro forma financial statements. The actual fair values of the assets acquired and liabilities assumed may differ materially from the amounts presented in the below purchase price allocation as further analysis is completed. Accordingly, the final allocation of the purchase price may result in different adjustments than those shown in the unaudited pro forma condensed combined statements of income, and these differences may have a material impact on the accompanying pro forma financial statements and the combined company’s future results of operations and financial position.

Following are the pro forma adjustments to reflect the fair value of EPL’s reported net assets as presented in the unaudited pro forma condensed combined balance sheet at March 31, 2014 (in thousands):

EPL’s net assets at March 31, 2014	$643,971
Adjustment to fair value EPL’s oil and gas properties in excess of historical cost
Subject to depletion(i)	694,829
Not subject to depletion(ii)	310,061
EPL investment banking and legal fees	(11,133)
EPL severance payments	(16,113)
Adjustment to fair value assumed EPL debt obligations	(55,620)
Adjustment to eliminate assumed EPL debt-deferred financing fees	(9,513)
Adjustment to fair value EPL’s asset retirement obligations	(51,931)
Adjustment to deferred taxes to reflect fair value adjustments	(334,167)
Identifiable net assets at March 31, 2014	$1,170,384
Residual goodwill(iii)	334,167
Total preliminary estimated purchase price	$1,504,551

(i)	We follow the full cost method of accounting for oil and gas properties whereby all costs associated with property acquisition, exploration and development activities are capitalized and amortized over total proved reserves, with capitalized costs subject to a full cost ceiling limitation. This adjustment reflects the estimated fair values of EPL’s proved oil and gas properties based on discounted cash flow estimates using oil and gas forward prices.

(ii)	EPL’s unproved oil and gas properties are excluded from amortization until the properties are evaluated. Costs will be transferred into the amortization base as the properties are evaluated and proved reserves are established, or impairment is determined. This adjustment reflects the estimated fair value of EPL’s unproved oil and gas properties based on risk-adjusted discounted cash flow estimates related to probable and possible reserves using oil and gas forward prices. Transfers of these costs into the amortization base will impact future depreciation, depletion and amortization expense and the full cost ceiling limitation on capitalized costs.

(iii)	Residual goodwill recorded in connection with the merger will not be deductible for income tax purposes.

(3)	To record the fair value of EPL’s 8.25% Senior Notes to be assumed by us, which was calculated based on the current market value, and eliminate EPL’s historical deferred financing fees of $9.5 million.
(4)	To adjust EPL’s Asset Retirement Obligations (“ARO”) using the current estimated abandonment costs, escalated at 3% to the date of abandonment and discounted at 9%, which represents at that date our credit adjusted risk-free rate, to conform to our policy.
(5)	To record adjustment to non-current deferred tax liability related to property carrying value for which there was no corresponding increase in tax basis due to the form of the transaction. In this adjustment, we are recording a current and non-current deferred tax asset for on-balance sheet asset retirement obligation balances and deferred tax assets for the tax-effect of the write-up of target debt to fair market value.
(6)	To eliminate EPL’s historical stockholders’ equity accounts.
(7)	To adjust for additional borrowings of $258 million under EGC’s revolving credit facility and $650 million issued in 6.875% Senior Notes to fund the cash portion of the merger consideration.
(8)	To record $2.5 million of estimated debt issue costs for fees related to increasing commitments under EGC’s revolving credit facility and $11.0 million of estimated debt issue costs related to the 6.875% Senior Notes.
(9)	To reflect $1 million in costs relating to obtaining a bridge loan commitment, $1.5 million in costs related to a commitment to increase the size of EGC’s revolving credit facility to $1.675 billion, and $1.2 million in costs related to the consent fee paid to consenting EPL noteholders upon the closing of the EPL Acquisition. EXXI received a commitment from Citigroup, Credit Suisse and Credit Suisse AG, Cayman Islands Branch, subject to certain funding conditions, for an increase in the size of EGC’s revolving credit facility to $1.675 billion and a $400 million bridge facility that would have been available in the event that the EPL noteholders exercised their option to put EPL’s 8.25% Senior Notes due 2018 (the “EPL Notes”) at 101% pursuant to a change in control feature in the indenture. On April 17, 2014, EXXI received consents from a majority of EPL noteholders waiving their rights to exercise their put options over the EPL Notes in return for a consent fee of $2.50 per $1,000 principal amount of each EPL Note. The consent fee was paid to consenting EPL noteholders upon the closing of the EPL Acquisition.

F-5

Pro Forma Condensed Combined Statement of Operations
For the Year Ended June 30, 2013
(Unaudited)
(in thousands)

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2013 reflects the following items as though they had occurred on July 1, 2012: (i) the issuance of the 6.875% Senior Notes and the use of proceeds therefrom, (ii) our acquisition of all outstanding EPL common stock, (iii) use of cash on hand and $258 million of additional borrowings under EGC’s revolving credit facility to fund the remaining portion of the cash consideration and transaction expenses for the EPL Acquisition, (iv) our refinancing of the EPL revolving credit facility in connection with the EPL Acquisition and (v) the Other EPL GOM Transactions.

			Adjustments								Pro Forma
	EXXI Historical	EPL Historical	Other EPL GOM Transactions		EPL Acquisition Adjustments		Financing and Transaction Cost Adjustments		Tax		Year Ended June 30, 2013
Revenue
Oil Sales	$1,080,982	$552,490	115,591	(1)							$1,749,063
Natural Gas Sales	127,863	36,003	10,796	(1)							174,662
Other	—	3,510									3,510
Total Revenue	1,208,845	592,003	126,387		—		—		—		1,927,235
Costs and Expenses
Lease Operating	337,163	142,150	68,837	(1)							548,150
Transportation	24,168	1,708									25,876
Exploration Expenditures and Dry Hole Costs	—	10,366			(10,366	)(2)					—
Impairments	—	5,346			(5,346	)(2)					—
Depreciation, Depletion and Amortization	376,224	161,613			141,765	(3)					679,602
Accretion of Liability for Asset Retirement Obligations	30,885	21,204			8,925	(4)					61,014
General and Administrative	71,598	26,711									98,309
Production and Other Taxes Not on Earnings	5,246	11,961									17,207
Gain on Sales of Assets	—	(26,856)			26,856	(2)					—
Loss on Derivative Instruments	1,756	569									2,325
Other	—	7,603									7,603
Total Costs and Expenses	847,040	362,375	68,837		161,834		—		—		1,440,086
Income from Operations	361,805	229,628	57,550		(161,834)		—		—		487,149
Loss from Equity Method Investees	(6,397)										(6,397)
Interest Income	1,965	75									2,040
Interest Expense	(108,659)	(44,794)					6,984	(5)			(197,062)
							(1,739	)(6)
							(51,842	)(7)
							2,988	(8)
Total Other Expense	(113,091)	(44,719)	—		—		(43,609)		—		(201,419)
Income Before Income Taxes	248,714	184,909	57,550		(161,834)		(43,609)		—		285,730
Current Income Tax Expense		(150)									(150)
Deferred Income Tax Expense	(86,633)	(64,237)							51,763	(9)	(99,107)
Net Income	162,081	120,522	57,550		(161,834)		(43,609)		51,763		186,473
Preferred Stock Dividends	11,496										11,496
Net Income Available for Common Stockholders	$150,585	$120,522	$57,550		$(161,834)		$(43,609)		$51,763		$174,977
Net Income per share attributable to Common Stockholders
Basic	$1.90	$3.08									$1.71
Diluted	$1.86	$3.05									$1.69
Weighted Average Common Shares Outstanding
Basic	79,063	39,175									102,384	(10)
Diluted	87,263	39,493									110,584	(10)

F-6

 ________________

(1)	EPL completed the Other EPL GOM Transactions subsequent to July 1, 2012:
a.	On October 31, 2012, EPL acquired 100% of the membership interests of Hilcorp Energy GOM, LLC, which owned certain shallow water Gulf of Mexico shelf oil and natural gas interests for $550 million.
b.	On April 2, 2013, EPL sold certain shallow water Gulf of Mexico shelf oil and natural gas interests located within the non-operated Bay Marchand field for total consideration of $62.8 million.
c.	On September 26, 2013, EPL acquired an asset package consisting of certain Gulf of Mexico shelf oil and natural gas interests in the West Delta 29 field for $21.8 million.
d.	On January 15, 2014, EPL acquired from Nexen Petroleum Offshore U.S.A., Inc. (“Nexen”) 100% working interest of certain shallow-water central Gulf of Mexico shelf oil and natural gas assets for $70.4 million.

The adjustments reflect the pro forma effects of the Other EPL GOM Transactions as if the transactions had occurred on July 1, 2012, including:

a.	Adjustment to reflect incremental revenues related to the Other EPL GOM Transactions from July 1, 2012 to the date of such transactions.
b.	Adjustment to reflect incremental lease operating and other direct operating expenses related to the Other EPL GOM Transactions from July 1, 2012 to the date of such transactions.

The unaudited revenues less direct operating expenses of each of the Other EPL GOM Transactions listed above was derived from the records of the applicable seller provided to EPL in connection with the acquisitions and from EPL’s records for the disposition. The unaudited revenues less direct operating expenses of each of the Other EPL GOM Transactions listed above do not include all items of expense that would be included in full financial statements such as general and administrative expenses. These pro forma adjustments do not purport to represent what EPL’s actual consolidated results of operations would have been if the Other EPL GOM Transactions had occurred on July 1, 2012.

(2)	To eliminate EPL’s exploration costs, impairment expense and gain on sales of assets accounted for under the successful efforts method of accounting to correspond with our full cost method of accounting.
(3)	To adjust depreciation, depletion and amortization (“DD&A”) expense for the EPL Properties and property acquisitions and disposition that occurred in the Other EPL GOM Transactions. The EPL pro forma DD&A for the year ended June 30, 2013 was calculated based on the value of proved oil and gas properties acquired from EPL giving effect to the fair value adjustment to proved properties as a result of acquisition accounting and the estimated DD&A rate for the twelve months ended June 30, 2013. The EXXI and EPL combined value of evaluated oil and gas properties plus the combined estimated future development costs were divided by total combined proved reserves to determine a DD&A rate which was multiplied by the pro forma combined production volumes. Included in the EPL Properties costs subject to DD&A expense are $640 million of future development costs related to the proved oil and natural gas reserves and $351 million in ARO. Combined production is 24.2 MMBOE for the year ended June 30, 2013.
(4)	To adjust accretion on assumed ARO of $351 million. The EPL ARO at December 31, 2013 was adjusted to current estimated abandonment costs (including properties acquired from Nexen in January 2014) escalated at 3% to the abandonment date and discounted at 9%, which represents our credit adjusted risk-free rate at that date, to conform to our policy.
(5)	To adjust non-cash interest expense associated with the $510 million of EPL’s 8.25% Senior Notes due to the adjustment to fair value of the assumed EPL debt obligations ($12.4 million decrease). Also to adjust interest expense for the increased borrowings and related interest expense under the EPL Notes to $510 million at July 1, 2012 ($5.4 million increase).
(6)	To amortize debt issuance costs of $11.0 million related to the issuance of $650 million of new senior notes over the life of the notes and to amortize debt issuance costs of $2.5 million related to the $258 million of additional borrowings under EGC’s revolving credit facility over the life of the facility.

F-7

(7)	To record interest expense on the $650 million of 6.875% Senior Notes issued ($45.3 million annually) and the interest on the $258 million of additional borrowings under EGC’s revolving credit facility ($6.5 million annually). The 6.875% Senior Notes are assumed to be issued at par with a 6.875% per annum interest rate. Interest on EGC’s revolving credit facility is a floating rate based on LIBOR plus the estimated applicable margin of 2.25%.
(8)	To eliminate interest expense associated with amortization of debt issue costs related to the EPL Notes.
(9)	To record income tax effect of the pro forma adjustments based on the U.S. federal statutory tax rate of 35%.
(10)	Pro forma basic and diluted common shares outstanding adjusted for the issuance of 23.3 million shares of EXXI common stock.

F-8

Pro Forma Condensed Combined Statement of Operations
For the Nine months ended March 31, 2014
(Unaudited)
(in thousands)

The unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2014 reflects the following items as though they had occurred on July 1, 2012: (i) the issuance of the 6.875% Senior Notes and the use of proceeds therefrom, (ii) our acquisition of all outstanding EPL common stock, (iii) use of cash on hand and $258 million of additional borrowings under EGC’s revolving credit facility to fund the remaining portion of the cash consideration and transaction expenses for the EPL Acquisition, (iv) our refinancing of the EPL revolving credit facility in connection with the EPL Acquisition and (v) the Other EPL GOM Transactions.

			Adjustments
	EXXI Historical	EPL Historical	Other EPL GOM Transactions		EPL Acquisition Adjustments		Financing and Transaction Cost Adjustments		Tax		Pro Forma Year Ended March 31, 2014
Revenue
Oil Sales	$801,414	$448,635	25,946	(1)							$1,275,995
Natural Gas Sales	105,177	34,593	527	(1)							140,297
Other	—	2,865									2,865
Total Revenue	906,591	486,093	26,473		—		—		—		1,419,157
Costs and Expenses
Lease Operating	263,176	123,203	15,965	(1)							402,344
Transportation	17,023	3,125									20,148
Exploration Expenditures and Dry Hole Costs	—	23,033			(23,033	)(2)					—
Impairments	—	827			(827	)(2)
Depreciation, Depletion and Amortization	303,628	146,146			68,806	(3)					518,580
Accretion of Liability for Asset Retirement Obligations	20,817	23,098			1,363	(4)					45,278
General and Administrative.	65,578	23,923									89,501
Production and Other Taxes Not on Earnings	3,677	8,363									12,040
Gain on Sales of Assets	—	(1,825)			1,825	(2)					—
Loss on Derivative Instruments	6,958	68,482									75,440
Other	—	27,457									27,457
Total Costs and Expenses	680,857	445,832	15,965		48,134		—		—		1,190,788
Income from Operations	225,734	40,261	10,508		(48,134)		—		—		228,369
Other Income (Expenses)
Loss from Equity Method Investees	(5,525)										(5,525)
Interest Income	2,302	82									2,384
Interest Expense	(111,026)	(39,479)					11,221	(5)			(177,248)
							(1,304	)(6)
							(38,917	)(7)
							2,257	(8)
Total Other Expense	(114,249)	(39,397)	—		—		(26,743)		—		(180,389)
Income Before Income Taxes	111,485	864	10,508		(48,134)		(26,743)		—		47,980
Current Income Tax Expense	—	150									150
Deferred Income Tax Expense	(50,559)	(1,025)							22,529	(9)	(29,055)
Net Income (Loss)	60,926	(11)	10,508		(48,134)		(26,743)		22,529		19,075
Preferred Stock Dividends	8,617										8,617
Net Income (Loss) Available for Common Stockholders	$52,309	$(11)	$10,508		$(48,134)		$(26,743)		$22,529		$10,458
Net Income per share attributable to Common Stockholders
Basic	$0.71	$0.00									$0.11
Diluted	$0.71	$0.00									$0.11
Weighted average common shares outstanding
Basic	73,415	38,648									96,736	(10)
Diluted	73,493	38,648									96,814	(10)

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(1)	EPL closed on the Other EPL GOM Transactions subsequent to July 1, 2013:
a.	On September 26, 2013, EPL acquired an asset package consisting of certain Gulf of Mexico shelf oil and natural gas interests in the West Delta 29 field for $21.8 million.
b.	On January 15, 2014, EPL acquired from Nexen 100% working interest of certain shallow-water central Gulf of Mexico shelf oil and natural gas assets for $70.4 million.

The adjustments reflect the pro forma effects of the Other EPL GOM Transactions as if the transactions had occurred on July 1, 2013, including:

a.	Adjustment to reflect incremental revenues related to the Other EPL GOM Transactions from July 1, 2013 to the date of such transactions.
b.	Adjustment to reflect incremental lease operating and other direct operating expenses related to the Other EPL GOM Transactions from July 1, 2013 to the date of such transaction.
(2)	To eliminate EPL’s exploration costs, impairment expense and gain on sale of assets accounted for under the successful efforts method of accounting to correspond with EXXI’s full cost method of accounting.
(3)	To adjust DD&A expense for the EPL Properties and property acquisitions that occurred in the Other EPL GOM Transactions. The EGC and EPL combined value of evaluated oil and gas properties plus the combined estimated future development costs were divided by total combined proved reserves to determine a DD&A rate which was multiplied by the pro forma combined production volumes. For the nine months ended March 31, 2014, we amortized $64 million of EPL’s unevaluated costs to evaluated to conform to our accounting policy. Included in the EPL Properties costs subject to DD&A expense are $544 million of future development costs related to the proved oil and natural gas reserves and $321 million in ARO. Combined production is 18.2 MMBOE for the nine months ended March 31, 2014.
(4)	To adjust accretion on assumed ARO of $321 million. The EPL ARO at March 31, 2014 was adjusted to current estimated abandonment costs escalated at 3% to the abandonment date and discounted at 9%, which represents our credit adjusted risk-free rate at that date, to conform to EGC’s policy.
(5)	To adjust non-cash interest expense associated with the $510 million of the EPL Notes due to the adjustment to fair value of the assumed EPL debt obligations.
(6)	To amortize debt issuance costs of $11.0 million related to the issuance of $650 million of 6.875% Senior Notes over the life of the notes and to amortize debt issuance costs of $2.5 million related to the $258 million of additional borrowings under EGC’s revolving credit facility over the life of the facility.
(7)	To record interest expense on the $650 million of 6.875% Senior Notes ($34.0 million for the nine months ended March 31, 2014) and the interest on the $258 million of additional borrowings under EGC’s revolving credit facility assuming a 2.5% interest rate ($4.9 million for the nine months ended March 31, 2014). Interest on EGC’s revolving credit facility is a floating rate based on LIBOR plus the estimated applicable margin of 2.25%.
(8)	To eliminate interest expense associated with amortization of debt issue costs related to the EPL Notes.
(9)	To record income tax effect of the pro forma adjustments based on the U.S. federal statutory tax rate of 35%.
(10)	Pro forma basic and diluted common shares outstanding adjusted for the issuance of 23.3 million shares of EXXI common stock.

F-9